Exhibit 5.2

August 18, 2023

Selina Hospitality PLC
27 Old Gloucester Street,
London, United Kingdom, WC1N 3AX
England

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as United States counsel to Selina Hospital PLC, a company incorporated in England and Wales under English law (the “Company”), in connection with the Registration Statement on Form F-1 originally filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2023, pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) relating to warrants to purchase 1,394,061 ordinary shares of $0.005064 (to six decimal places) each in the capital of the Company (the “Ordinary Shares”) at an exercise price of $11.50 per share (the “Warrants”). The Warrants are governed by the Amended and Restated Warrant Agreement (as amended by the First Amendment to Amended and Restated Warrant Agreement, dated August 17, 2023, the “Warrant Agreement”) effective as of October 27, 2022 by and among the Company, BOA Acquisition Corp. (“BOA”) and Computershare Inc., and its affiliate, Computershare Trust Company, N.A. (the “Warrant Agent”).

We have examined the Warrant Agreement and such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, the authenticity of the originals of those latter documents, and the legal capacity of all individuals who have executed any of the documents reviewed by us. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon the factual matters contained in the representations and warranties made in the documents examined by us and upon certificates of public officials. We have assumed that each of BOA and the Warrant Agent is validly existing, has duly authorized, executed and delivered the Warrant Agreement, and had all requisite legal ability to do so. We have also assumed that pursuant to English law the Company is validly existing, and had the requisite power to execute the Warrant Agreement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Warrants will be legally binding obligations of the Company except: (a) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on all applicable statutory provisions the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction (including without limitation the laws of England and Wales) are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other international, Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP